UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2009

A.P. Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City, CA 94063
(Address of principal executive offices)

(650) 366-2626
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 20, 2009, A.P. Pharma, Inc. (the “Company”) announced that on July 17, 2009, it received notice from the Listing Qualifications Staff of The Nasdaq Stock Market indicating that it has not regained compliance with Nasdaq Marketplace Rule 5450(b)(1)(A), the minimum stockholders’ equity requirement.  As a result, the Company’s securities would be subject to delisting from The Nasdaq Stock Market, unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”).  A.P. Pharma intends to request a hearing before the Panel at which it will present its plan for regaining compliance with all applicable listing requirements.  The hearing request will result in the Company’s shares remaining listed on The Nasdaq Global Market at least until such time as the Panel renders its decision following the hearing.

The foregoing description is qualified in its entirety by reference to our press release dated July 20, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                                           Document Description

99.1                                Press Release issued on July 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: July 20, 2009	/s/ Ronald J. Prentki
Ronald J. Prentki
President, Chief Executive Officer and Director